UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

ASCENT CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(303) 628-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, par value $.01 per share	ASCMA	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03. Bankruptcy or Receivership.

As previously disclosed on June 30, 2019, Monitronics International, Inc. (“Monitronics”), a wholly owned subsidiary of Ascent Capital Group, Inc. (“Ascent”), along with Monitronics’ domestic subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re: Monitronics International, Inc., et al. On June 30, 2019 the Debtors filed with the Bankruptcy Court the proposed Joint Partial Prepackaged Plan of Reorganization of Monitronics International, Inc. and its Debtor Affiliates, dated June 3, 2019, as described below (as amended, modified or supplemented from time to time, the “Plan”).

On August 7, 2019, the Bankruptcy Court entered an order, Docket No. 199 (the “Confirmation Order”), confirming the Plan, as modified by the Confirmation Order.

The Debtors expect that the effective date of the Plan (as defined in the Plan, the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied. Although the Debtors are targeting occurrence of the Effective Date on August 30, 2019, the Debtors can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

The Plan of Reorganization and Treatment of Claims and Interests.

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•                  claims of the revolving lenders under the Prepetition Credit Agreement will be paid in full on account of their revolving credit loans from the proceeds of the $245 million DIP Facility;

•                  with respect to the approximately $1.072 billion of term loans outstanding under the Prepetition Credit Agreement, each term lender (other than term lenders equitizing their term loans), will receive its pro rata share of (i) $150 million in cash from the proceeds of the Rights Offering, which, together with the equitization of $100 million of the term loans, will result in an aggregate reduction of term loans by $250 million in principal amount, and (ii) term loans under the $822.5 million Takeback Exit Term Loan Facility Credit Agreement;

•                  holders of Monitronics’ $585 million outstanding 9.125% senior notes due April 2020 (the “Noteholders”) will receive cash in an amount equal to 2.5% of the principal and accrued but unpaid interest due under the Senior Notes held by such Noteholder or, to the extent that a Noteholder elects not to receive cash, its pro rata share of 18.0% of the Monitronics common stock to be issued and outstanding as of the Effective Date, subject to dilution by an incentive compensation plan to be adopted, and be eligible to exercise rights to acquire additional shares of Monitronics common stock to be issued in the Rights Offering at the Exercise Price;

•                  solely in the event and to the extent that a Non-Ascent Restructuring Toggle event has not occurred and the Merger is consummated pursuant to the terms of the Plan, the Merger Agreement, and the Restructuring Support Agreement, all assets of Ascent at the time of the Merger will become assets of Reorganized Monitronics, and shareholders of Ascent will receive up to 5.3% of the outstanding shares of Monitronics common stock as of the Effective Date (based on the Net Cash Amount and number of shares of Series A common stock and Series B common stock issued and outstanding as of July 12, 2019), subject to dilution by an incentive compensation plan to be adopted (assuming the Net Cash Amount is at least $20 million); and

•                  all general unsecured claims including trade claims (whether arising prior to or after the commencement of the Chapter 11 Cases) will be paid in full in the ordinary course of business, and Monitronics will continue operating its business without disruption to its customers, vendors, partners or employees.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date.

Additional information regarding the classification and treatment of claims and interests can be found in Article II. Administrative Claims, DIP Facility Claims and Priority Claims and Article III. Classification and Treatment of Claims and Equity Interests of the Plan.

Capital Structure

Pursuant to the Plan, each share of Monitronics’ existing common stock outstanding immediately before the Effective Date (including all options and warrants to purchase such stock) will be cancelled and of no further force or effect after the Effective Date. Monitronics is a wholly owned subsidiary of Ascent. As of August 1, 2019, there were approximately 12,121,542 shares of Ascent’s Series A common stock and 381,528 shares of Ascent’s Series B common stock outstanding.

Under the Plan, Reorganized Monitronics’ new organizational documents will become effective on the Effective Date, upon its redomiciliation as a Delaware corporation. Reorganized Monitronics’ new organizational documents will authorize Reorganized Monitronics to issue up to (i) 50 million shares of New Common Stock, and (ii) 5 million shares of preferred stock.  On the Effective Date, New Common Stock in an amount equal to the Put Option Premium will be issued by Reorganized Monitronics to the Commitment Parties pursuant to and in accordance with the Put Option Agreement. Reorganized Monitronics will also reserve for issuance a sufficient number of shares to honor the incentive awards to be granted under the Post-Emergence Incentive Plan. In addition, on the Effective Date, Reorganized Monitronics will enter into a registration rights agreement with the Registration Rights Agreement Parties.

In the event that a Non-Ascent Restructuring Toggle does not occur, the Merger will occur on the Effective Date and Ascent’s Shareholders will receive the Ascent Share Distribution. Additionally, pursuant to the Put Option Agreement, the Backstop Commitment Parties agreed, in the event that a Non-Ascent Restructuring Toggle does not occur and the Net Cash Amount is less than $23 million (but not less than $20 million), to purchase a number of shares of Monitronics common stock for $23 million less the Net Cash Amount. In the event a Non-Ascent Restructuring Toggle occurs, the following restructuring will be effectuated: (a) the Plan will be consummated without the consummation of the Merger, (b) Ascent will not participate in the restructuring, (c) Ascent will make the Toggle Contribution to the Reorganized Debtors, (d) the Backstop Commitment Parties will pay the Ascent Default Amount and receive the Ascent Default Shares on the terms and conditions set forth in the Restructuring Support Agreement and the Put Option Agreement, (e) Ascent Shareholders will not receive the Ascent Share Distribution, and (f) 100% of the New Common Stock to be issued and outstanding as of the Effective Date, subject to dilution by the Post-Emergence Incentive Plan, will be distributed to creditors of Monitronics pursuant to the Plan, the Rights Offering, the Equity Commitments, the Backstop Commitments, and the Put Option Agreement (and not to Ascent or Ascent Shareholders in their capacity as such).

Post-Emergence Governance and Management

On the Effective Date, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the term of any current members of the board of directors of Monitronics will expire and they will resign from the board, and a new board of directors of Reorganized Monitronics (the “New Board”) will take office. The New Board will initially consist of Patrick J. Bartels, Jr., Stephen Escudier, Mitchell Grossinger Etess, Jeffrey R. Gardner, Michael Kneeland, Andrew Konopelski and Michael Meyers.

Incentive Plan

As part of the Plan, Reorganized Monitronics will establish a management equity incentive program under which at least 7.5% and up to 10% of the New Common Stock on a fully diluted basis (after giving effect to the awards to be issued under the Post-Emergence Incentive Plan) will be reserved for awards to be granted to certain officers, board members, and other members of management of Reorganized Monitronics.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article X. Settlement, Release, Injunction and Related Provisions of the Plan.

Certain Information Regarding Assets and Liabilities of Monitronics

Information regarding the assets and liabilities of Monitronics as of the most recent practicable date can be found in Monitronics’ Quarterly Report on Form 10-Q for the period ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2019.

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements concerning management’s expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, financial prospects; anticipated sources and uses of capital; the transactions contemplated by the Plan, including the Merger of Ascent and Monitronics and the restructuring of Monitronics, including the anticipated timing for the completion of these transactions and their expected benefits, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the inability to complete the Merger due to the inability to obtain the requisite approvals or to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; risks related to disruption of management’s attention from ongoing business operations due to the Merger, the Chapter 11 Cases or the restructuring; and the effects of future litigation, including litigation relating to the Merger, the Chapter 11 Cases or the restructuring. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. These forward-looking statements speak only as of the date of this communication, and Ascent and Monitronics expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s or Monitronics’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent and Monitronics, including the most recently filed Annual Report on Form 10-K for the year ended December 31, 2018 and their most recently filed Quarterly Reports on Form 10-Q for additional information about Ascent and Monitronics and about the risks and uncertainties related to Ascent’s and Monitronics’ respective business which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell any securities of Ascent or Monitronics. Ascent stockholders and other investors are urged to read the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 regarding the Merger and any other relevant documents that have been filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Merger and the transactions contemplated in connection with the Merger. Copies of Ascent’s and Monitronics’ SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Monitronics International, Inc., 1990 Wittington Place, Farmers Branch, TX, Telephone: (972) 243-7443, or to Ascent Capital Group, Inc., 5251 DTC Parkway. Suite 1000, Greenwood Village, CO 80111, Telephone: (303) 628-5600.

Participants in the Solicitation

The directors and executive officers of Ascent and Monitronics and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the Merger. Information regarding the directors and executive officers of Ascent is available in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the SEC, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of Monitronics is set forth in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 that has been filed with the SEC regarding the Merger and other transactions contemplated by the Support Agreement.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy materials regarding the foregoing filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 8.01. Other Information.

The information contained in Item 1.03 of this Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Joint Partial Prepackaged Plan of Reorganization of Monitronics International, Inc. and its Debtor Affiliates, dated June 3, 2019

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascent Capital Group, Inc.

Date: August 13, 2019
	By:	/s/ William E. Niles
William E. Niles
Chief Executive Officer, General Counsel and Secretary